                                  FORM 8-K/A

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 4, 1999 (MARCH 19, 1999)


                        COMMUNICATIONS INSTRUMENTS, INC.
             (Exact name of registrant as specified in its charter)

                North Carolina                            56-182-82-70
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                  Identification No.)

    1396 Charlotte Highway, Fairview, NC                      28730
    (Address of principal executive offices)               (Zip Code)

                                 (828) 628-1711
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

     The undersigned Registrant hereby amends the following item and exhibit of its Current Report on Form 8-K, dated April 5, 1999, relating to events occurring on March 19, 1999, as set forth on the pages attached hereto.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     The audited consolidated balance sheets for Products Unlimited Corporation and subsidiaries ("Products") as of August 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended August 31, 1998, the unaudited consolidated balance sheet as of February 28, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the six months ended February 28, 1998 and 1999, together with a report of the independent public accountants, are hereby filed as a part of this Report on Form 8-KA in the form as attached as Exhibit 99.2.

     (b)  PRO FORMA FINANCIAL INFORMATION

     The required pro forma financial information for the transaction that is the subject of this Report on Form 8-K/A is hereby filed as part of this Report in the form attached as Exhibit B.

     (c)  EXHIBITS

     99.2 Financial Statements of Business Acquired

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        COMMUNICATIONS INSTRUMENTS, INC.
DATE: JUNE 4, 1999
                                        BY:  /s/ Richard Heggelund
                                           --------------------------------
                                           NAME: RICHARD L. HEGGELUND
                                           TITLE: CHIEF FINANCIAL OFFICER

                                                                          Item 7
--------------------------------------------------------------------------------

                       COMMUNICATIONS INSTRUMENTS, INC.
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the historical financial statements of Communications Instruments, Inc., a North Carolina corporation (the "Company"), included in the Company's Form 10-K and the Company's quarterly report filed on Form 10-Q.

On March 19, 1999, the Company purchased all of the outstanding equity securities of Products Unlimited Corporation, an Iowa corporation
("Products"), a manufacturer and marketer of relays, transformers, and contactors for the HVAC industry (the "Products Acquisition"). Pursuant to the Stock Purchase Agreement the Company paid approximately $59.4 million, excluding expenses. In addition, if Products achieves certain sales targets for the years ending December 31, 1999 and December 31, 2000, the Company will make additional payments to the former shareholders of Products not to exceed $4.0 million in the aggregate. The payment of the purchase price and related fees was financed by the issuance of $55.0 million of Tranche Term B loans, in accordance with an amendment to the Senior Credit Facility (as defined), the contribution of $5.0 million in additional paid-in capital by CII Technologies, Inc., the Company's parent (the "Parent"), and a draw on the revolving portion of the Company's Senior Credit Facility (as defined). Products has manufacturing facilities in Sterling and Prophetstown, Illinois and Sabula and Guttenberg, Iowa and employs approximately 1,000 people. The Company does not intend to change the use of the acquired assets.

The allocation of purchase price is subject to final determination based on changes in certain estimates of the asset valuations and determinations of liabilities assumed that may occur within the first year of operations. Management believes that there may be material changes to the allocation of the purchase price to certain assets and liabilities due to potential changes in asset valuations and determinations of liabilities assumed.

On June 19, 1998, the Company acquired all of the outstanding capital stock of Corcom, Inc., an Illinois corporation ("Corcom") pursuant to the merger of RF Acquisition Corp., a newly formed wholly-owned subsidiary of the Company, with and into Corcom (the "Merger"). The Company paid $13.00 per share to the shareholders of Corcom in exchange for the shares received in the Merger (approximately $51.1 million in the aggregate). The Company used a portion of the proceeds of $48.1 million of borrowings under a $60.0 million credit facility entered into with the Bank of America National Trust and Savings Association on June 19, 1998 (the "Senior Credit Facility"), additional paid in capital of $5.0 million contributed by the Parent, and $7.4 million in cash from Corcom to finance the Merger, repay $7.4 million of debt associated with the Old Senior Credit Facility (as defined) and fund the related merger costs. Corcom is an electromagnetic interference filter manufacturer located in Libertyville, Illinois.

The unaudited pro forma statement of operations for the year ended December 31, 1998 gives effect to the Corcom Merger and the Products Acquisition as if such events were consummated on January 1, 1998. The unaudited pro forma statement of operations for the three months ended March 31, 1999 gives effect to the Products Acquisition as if such event was consummated on January 1, 1998. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.

The pro forma financial information does not purport to be indicative of the results that would have been obtained had such transactions described above occurred as of the assumed dates. In addition, pro forma financial information does not purport to project the Company's results of operations for any future date or period.

The pro forma financial information should be read in conjunction with the financial statements of the Company contained in its Form 10-K filed on March 31, 1999, financial statements of Corcom contained in the Company's Form 8-K filed on July 6, 1998 and the financial statements of Products filed within this Form 8-KA.

Statements made by the Company which are not historical facts are forward looking statements that involve risks and uncertainties. Actual results could differ materially from those expressed or implied in forward looking statements. All such forward looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Important factors that could cause future financial performance to differ materially from past results and from those expressed or implied in this document, include, without limitation, the risks of acquisition of businesses (including limited knowledge of the businesses acquired and potential misrepresentations from sellers), changes in business strategy or development plans, dependence on independent sales representatives and distributors, environmental regulations, availability of financing, competition, reliance on key management personnel, ability to manage growth, loss of customers and a variety of other factors.

COMMUNICATIONS INSTRUMENTS, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 1998

                                                      Pro Forma       Pro Forma                     Pro Forma
                                                    Adjustments     As Adjusted                   Adjustments
                                                        for the         for the                       for the
                                                         Corcom          Corcom                      Products
                                   Company  Corcom (16)  Merger  (1)     Merger (7) Products (8)  Acquisition   (9)   Pro Forma (15)
                                  ========  =========== =======        ========     ========      ===========         =========
Net sales                         $120,030   $16,284    $     -        $136,314      $60,877          $    -           $197,191
Cost of sales                       81,285    11,032        (54) (2)     92,263       50,571             (842) (10)     141,992
                                  --------   -------    -------        --------      -------          -------          --------
Gross profit                        38,745     5,252         54          44,051       10,306              842            55,199

Selling expense                      8,635     1,741          -          10,376        2,321              (18) (11)      12,679
General and administrative
 expenses                            8,935     4,292     (2,049) (3)     11,178        2,040             (638) (12)      12,580
Research and development
 expenses                            1,328       183          -           1,511          341                -             1,852
Amortization of goodwill
 and other intangible assets         1,769         -        878  (4)      2,647            -            2,264  (13)       4,911
                                  --------   -------    -------        --------      -------          -------          --------
Income (loss) from operations       18,078      (964)     1,225          18,339        5,604             (766)           23,177

Interest expense (income), net      12,552      (198)     1,758  (5)     14,112          845            4,175  (14)      19,132
Other expense (income), net            171         -          -             171          166                                337
                                  --------   -------    -------        --------      -------          -------          --------
Income (loss) before income
 taxes and extraordinary item        5,355      (766)      (533)          4,056        4,593           (4,941)            3,708


Provision for (benefit from)
 income taxes (6)                    2,371       221       (414)          2,178        1,792           (1,591)            2,379
                                  --------   -------    -------        --------      -------          -------          --------
Income (loss) before
 extraordinary item               $  2,984   $  (987)   $  (119)       $  1,878      $ 2,801          $(3,350)         $  1,329
                                  ========   =======    =======        ========      =======          =======          ========

                       COMMUNICATIONS INSTRUMENTS, INC.

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998



(1) The Company has accounted for the Corcom Merger as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16. The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair values as of the closing of the Corcom Merger.

     The Company used a portion of the proceeds of $48.1 million of borrowings under the Senior Credit Facility, additional paid-in capital of $5.0 million contributed by the Parent (as defined), and $7.4 million in cash from Corcom to finance the Merger, repay $7.4 million of debt associated with the Old Senior Credit Facility and fund the related merger costs.

     The purchase price was allocated to the net assets of Corcom based on their relative fair value, as follows (in thousands):



Current assets                                           $ 12,761
Property, plant and equipment                               7,374
Intangible and other assets                                35,550
Liabilities assumed                                       (10,635)
                                                         --------
Total purchase price, including  expenses                $ 45,050
                                                         ========



     Management believes that there will be no material changes to the allocation of the purchase price.

(2) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased ($54,000). Does not give effect to the write-off of $392,000 due to the purchase accounting adjustment for the increase of inventories to estimated fair market value in connection with the Corcom Merger.
(3) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased ($9,000) and the removal of expenses associated with the Merger (approximately $2.0 million).
(4) Adjustment reflects $349,000 of amortization of goodwill and $529,000 of amortization of other intangible assets recorded in connection with the Corcom Merger. Goodwill is amortized over 30 years due to the long life cycles of the products. Other intangible assets are amortized over lives ranging from 2.5 years to 30 years.
(5) Adjustment reflects primarily the additional interest expense associated with approximately $40.7 million of incremental bank debt incurred to finance the Corcom Merger. The interest rate assumed with respect to such bank debt is 8.125%, the rate in effect at the date of the Corcom Merger. An increase in this rate of 1/8% would increase interest expense by approximately $51,000 for the year and a decrease of 1/8% would lower interest expense by approximately $51,000 for the year.
(6) Assumes an effective tax rate of 77.7% for the Corcom Merger and 57.8% for the Products Acquisition. The effective tax rate was computed based upon statutory rates adjusted for certain known permanent differences in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".
(7) Adjustments give effect to the Corcom Merger as if such event had occurred on January 1, 1998.
(8) Products' historical fiscal year-end was based on an August 31 year-end date. As such, and for purposes of filing Products' historical results on a basis consistent with the Company's fiscal year-end, Products' unaudited 1998 statement of operations was derived by adding Products' unaudited operating results for the period from September 1, 1998 through December 31, 1998 to the audited amounts for the fiscal year ended August 31, 1998, and then by deducting the unaudited operating results for the period from September 1, 1997 through December 31, 1997. Products' unaudited historical financial information presented herein excludes the effects of its former investments in limited real estate partnerships, as such investments were sold by Products prior to the Products Acquisition and were therefore not acquired by the Company.
(9) The Company has accounted for the Products Acquisition as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16. The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair market values as of the close date of the Products Acquisition.

     The payment of the purchase price and related fees was financed by the issuance of $55.0 million of Tranche Term B loans, in accordance with an amendment to the Senior Credit Facility (as defined), the contribution of $5.0 million in additional paid-in capital by the Parent, and a draw on the revolving portion of the Company's Senior Credit Facility (as defined).

     The purchase price was allocated to the net assets of Products based on their relative fair value, as follows (in thousands):

Current assets                                                  $ 15,046
Property, plant and equipment                                     21,237
Intangible and other assets                                       39,711
Liabilities assumed                                              (15,869)
                                                                --------
Total purchase price, including expenses                        $ 60,125
                                                                ========


     Such allocations of purchase price are subject to final determination based on valuations and other studies that will be completed after the closing. Management believes that there may be material changes to the allocation of the purchase price.

(10) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased including buildings previously leased ($177,000), the elimination of the rent expense allocated to cost of goods sold as the buildings are part of the acquired assets and are now owned rather than leased ($458,000) and terminated officers' salaries ($207,000) not replaced. Does not give effect to the write-off of approximately $363,000 related to the write-up of inventories to estimated fair market value under purchase accounting in connection with the Products Acquisition.

(11) Adjustment reflects the elimination of the rent expense allocated to selling expenses as the buildings are part of the acquired assets and are now owned rather than leased ($18,000).
(12) Adjustment reflects the elimination of (i) terminated officers' salaries ($725,000) not replaced, (ii) rent expense allocated to general and administrative expenses as the buildings are part of the acquired assets and are now owned rather than leased ($18,000), and (iii) a lower depreciation expense based on the fair value of the assets purchased ($19,000) offset by expense to add management personnel ($124,000).
(13) Adjustment reflects $860,000 of amortization of goodwill and approximately $1.4 million of amortization of other intangible assets recorded in connection with the Products Acquisition. Goodwill is amortized over 30 years due to the long life cycles of the products. Other intangible assets are amortized over lives ranging from 2 years to 30 years.
(14) Adjustment reflects primarily the additional interest expense associated with approximately $56.9 million of incremental bank debt incurred to finance the Products Acquisition. The interest rate assumed with respect to such bank debt is 8.25% the rate in effect at the date of the Products acquisition. An increase in this rate of 1/8% would increase interest expense by approximately $72,000 for the year and a decrease of 1/8% would lower interest expense by approximately $72,000 for the year.
(15) Adjustments give effect to the Products Acquisition and the Corcom Merger as if such events had occurred on January 1, 1998.
(16) Corcom historical financial information is for the period from January 1, 1998 through June 18, 1998.

COMMUNICATIONS INSTRUMENTS, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 1999

                                                                                          Pro Forma
                                                                                        Adjustments
                                                                                            for the
                                                                                           Products
                                                          Company      Products (1)     Acquisition (2)     Pro Forma (9)

Net sales                                                 $33,852      $ 15,247            $     -            $49,099
Cost of sales                                              24,327        12,093               (134) (3)        36,286
                                                          -------      --------            -------            -------
Gross profit                                                9,525         3,154                134             12,813

Selling expense                                             2,808           531                 (3) (4)         3,336
General and administrative expenses                         2,637         2,596             (2,230) (5)         3,003
Research and development expenses                             384            85                  -                469
Amortization of goodwill and other intangible assets          755             -                484 (6)          1,239
                                                          -------      --------            -------            -------
Income (loss) from operations                               2,941           (58)             1,883              4,766

Interest expense, net                                       3,645           205                906 (7)          4,756
Other expense (income), net                                    10           (16)                                   (6)
                                                          -------      --------            -------            -------

Income (loss) before income taxes                            (714)         (247)               977                 16

Provision for (benefit from) income taxes                    (139)          (96)               451 (8)            216
                                                          -------      --------            -------            -------

Net income (loss)                                         $  (575)     $   (151)           $   526            $  (200)
                                                          =======      ========            =======            =======

                       COMMUNICATIONS INSTRUMENTS, INC.

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999


(1) Represents Products' unaudited operating results for the period from January 1, 1999 - March 18, 1999 (date prior to date of acquisition by the Company). Products' unaudited results for the period presented herein exclude the effects of its former investments in limited real estate partnerships, as such investments were sold by Products prior to the Products Acquisition, and were therefore not acquired by the Company.

(2) The Company has accounted for the Products Acquisition as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16. The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair values as of the closing of the Products Acquisition.

     The payment of the purchase price and related fees was financed by the issuance of $55.0 million of Tranche Term B loans, in accordance with an amendment to the Senior Credit Facility (as defined), the contribution of $5.0 million in additional paid-in capital by the Parent, and a draw on the revolving portion of the Company's Senior Credit Facility (as defined).

     The purchase price was allocated to the net assets of Products based on their relative fair value, as follows (in thousands):

     Current assets                                     $ 15,046
     Property, plant and equipment                        21,237
     Intangible and other assets                          39,711
     Liabilities assumed                                 (15,869)
                                                        --------
     Total purchase price, including expenses           $ 60,125
                                                        ========

     Such allocations of purchase price are subject to final determination based on valuations and other studies that will be completed after the closing. Management believes that there may be material changes to the allocation of the purchase price.


(3) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased including buildings previously leased ($54,000), the elimination of the rent expense allocated to cost of goods sold as the buildings are part of the acquired assets and are now owned rather than leased ($73,000) and terminated officers' salaries ($7,000) not replaced. Does not give effect to the write-off of approximately $363,000 related to the write-up of inventories to estimated fair market value under purchase accounting in connection with the Products Acquisition.

(4) Adjustment reflects the elimination of the rent expense allocated to selling expenses as the buildings are part of the acquired assets and are now owned rather than leased ($3,000).
(5) Adjustment reflects the elimination of (i) terminated officers' salaries ($102,000) not replaced, (ii) rent expense allocated to general and administrative expenses as the buildings are part of the acquired assets and are now owned rather than leased ($3,000), (iii) nonrecurring expenses related to and incurred as a direct result of the Products Acquisition (approximately $2.2 million) and (iv) a lower depreciation expense based on the fair value of the assets purchased ($6,000) offset by an expense to add management personnel. ($31,000).
(6) Adjustment reflects $184,000 of amortization of goodwill and approximately $300,000 of amortization of other intangible assets recorded in connection with the Products Acquisition. Goodwill is amortized over 30 years due to the long life cycles of the products. Other intangible assets are amortized over lives ranging from 2 years to 30 years.
(7) Adjustment reflects primarily the additional interest expense associated with approximately $56.9 million of incremental bank debt incurred to finance the Products Acquisition. The interest rate assumed with respect to such bank debt is 8.25%, the rate in effect at the date of the Products merger. An increase in this rate of 1/8% would increase interest expense by approximately $18,000 for the three months and a decrease of 1/8% would lower interest expense by approximately $18,000 for the three months.
(8) Assumes an effective tax rate of 48.6% for the Products Acquisition. The effective tax rate was computed based upon statutory rates adjusted for certain known permanent differences in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".
(9) Adjustments give effect to the Products Acquisition as if such event had occurred on January 1, 1998.